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                                                                   Exhibit 10.28


THIS AGREEMENT IS MADE ON THIS DAY 15th OF February 2003 BY AND BETWEEN

Sterlite Industries (India) Limited ("SIL" which expression shall unless it be repugnant to the context include its successors and assigns) of the FIRST PART; and

Smt Rajni Jain (which expression shall unless it be repugnant to the context include her successors and assigns) of the SECOND PART.

WHEREAS

1. SIL is engaged in the business of smelting copper and copper derivatives and employs various people and executives for the said business.

2. SIL is desirous of locating and acquiring on ownership, rental, lease, leave and license or any other basis properties for the housing of its Senior Executives.

3. Smt Rajni Jain has represented that she has located one or more such properties, which would be acceptable for the housing of Senior Executives of SIL.

4. SIL has agreed to advance a sum of Rs. 1.50 crore (Rupees one crore Fifty Lacs only) to enable Smt Rajani Jain to acquire one such property on condition that the same would be made available to SIL to enable SIL to use it for housing of Senior Executives including in particular Mr. Tarun Jain.

NOW THIS AGREEMENT WITNESSETH AND IT IS AGREED BY AND BETWEEN PARTIES HERETO AS
FOLLOWS:

1. SIL shall advance to Smt Rajni Jain by payment to Smt Rajni Jain and or to any person directed by her a sum of Rs. 1.50 Crore (Rupees one crore Fifty Lacs only) such payment being made on or before 31st March 2003.

2. Smt Rajni Jain shall within a reasonable time not exceeding 36 months from the date of payment, locate and acquire either on ownership, lease, leave and license or other acceptable basis premises fit for housing of Senior Executive of SIL. Smt Rajni Jain shall make available the said premises to SIL on the same terms and conditions as are applicable to the acquisition by Smt Rajni Jain of the said premises and or such terms and conditions as are acceptable to SIL. In particular Smt. Rajni Jain shall at the request of SIL agree to make available on tenancy, lease or leave and license basis premises acquired by her on ownership basis.

3. Smt. Rajni Jain shall be entitled to use the advance provided by SIL for locating and acquiring premises referred in Clause 2 above. Pending such utilization she will be free to use, invest funds in such manner, as she considers appropriate. The advance shall be adjusted against the obligation of SIL in respect of the agreement to be executed between her and SIL for making available the premises to SIL. In the event that the agreement does not require SIL

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to make payment of the said amount of Rs. 1.50 crore (Rupees one crore Fifty
Lacs only) the excess shall be refunded by Smt. Rajni Jain.

4.The Parties shall review this agreement at the end of every 12 months period and may decide to terminate the same if SIL is not desirous of obtaining the premises. In such event Smt. Rajni Jain shall refund the said amount of Rs. 1.50 crore (Rupees one crore Fifty Lacs only) within 60 days of such termination.

5.It is agreed and understood by the Parties that Smt. Rajni Jain shall be acting as trustees for SIL only as regards the capital sum of Rs.1.50 crore (Rupees one crore Fifty Lacs only) and that SIL shall in no manner be concerned with the usufruct of the investment of the said amount.

IN WITNESS WHEREOF the Parties have respectively set their hands hereunto the day, month and year herein above written.

SIGNED AND DELIVERED BY THE WITHINNAMED)   FOR STERLITE INDUSTRIES (INDIA) LTD.
Sterlite Industries (India) Limited,
in the presence of)
                                           /s/ [          ]
                                           -------------------------------------
/s/ Sushil Baid                            AUTHORISED SIGNATORIES
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Sushil Baid
                                           /s/ [          ]
                                           -------------------------------------
SIGNED AND DELIVERED BY THE WITHINNAMED)
Smt Rajni Jain, in the presence of


/s/ L. N. TANDON
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(L. N. TANDON)